Exhibit 16.1


                     [LETTERHEAD OF ROBERT PACHECO, C.P.A.]



United States Securities and Exchange Commission
Division of Corporation Finance
Office of Small Business Review
450 5th Street, N.W. Room 3112
Washington, D.C. 20549

         Re:      Form 8-K Dated February 18, 2003

Dear Commission:

         We have received a copy of and have reviewed Item 4 of the Report on Form 8-K, dated February 18, 2003, filed by Latinocare Management Corporation with the Securities and Exchange Commission. We agree with the disclosures in
Item 4 of said Report and understand that a copy of this letter will be filed as an exhibit to the Report.

Very truly yours,


/s/ Robert Pacheco, C.P.A.
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Robert Pacheco, C.P.A.